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                                                                   Exhibit 10.11

                                     [COPY]

                                 PROMISSORY NOTE

$15,000,000                                              DATED SEPTEMBER 1, 1999
                                                              NEW YORK, NEW YORK

            1. FOR VALUE RECEIVED, NEUBERGER BERMAN, LLC, a Delaware limited liability company (the "Borrower"), promises to pay to the order of NB ASSOCIATES, LLC, a Delaware limited liability company (the "Lender"), the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) on September 1, 2000 or such other scheduled maturity date as is in effect under the Subordinated Loan Agreement referred to below, unless previously paid in full, and to pay interest on such unpaid principal amount on the dates and at the rates specified in the Subordinated Loan Agreement. Payments of principal and interest are to be made to the Lender at the place specified pursuant to the Subordinated Loan Agreement, in the lawful money of the United States of America.

            2. This Note, which replaces and supersedes the note dated March 30, 1999 which has been canceled and is of no further force and effect, evidences the loan made under, and is entitled to the benefits of, the Subordinated Loan Agreement - Cash, dated as of August 31, 1998, as amended by the First Amendment to the Subordinated Loan Agreement - Cash, dated as of March 30, 1999, and the Second Amendment to the Subordinated Loan Agreement - Cash, dated September 1, 1999 (the "Subordinated Loan Agreement"), by and between the Borrower and the Lender. Terms defined in such Subordinated Loan Agreement are used herein with the same meanings. The Subordinated Loan Agreement is a satisfactory subordination agreement within the meaning of Rule 15c3-1d of the Securities and Exchange Commission adopted under the Securities Exchange Act of 1934, as amended. Reference is made to such Subordinated Loan Agreement for provisions relating to the prepayment, both optional and mandatory, and the acceleration or deferral of maturity hereof. This Note is subordinated in right of payment to certain claims against the Borrower as provided by the subordination provisions contained in the Subordinated Loan Agreement.

            3. The Borrower hereby authorizes the Lender to annotate the Schedule attached to this Note to reflect the principal amount hereunder that has been prepaid, which annotations shall, in the absence of manifest error, be conclusive; PROVIDED that failure to make such annotation with respect to any prepayment or conversion shall
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not affect the obligation of the Borrower under the Subordinated Loan Agreement or this Note.

            4. The Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest.

            5. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.


                                    NEUBERGER BERMAN, LLC


                                    [COPY -- /s/ C. Carl Randolph -- COPY]]
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Schedule to Promissory Note

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                                                    Unpaid Balance of
  Date Loan Made      Amount of       Amount of     Principal Amount    Notation
    or Prepaid        Loan Made     Loan Prepaid   Under the Agreement   Made by
    ----------        ---------     ------------   -------------------   -------
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September 1, 1999  $15,000,000.00                  $15,000,000.00
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